REGENT ASSISTED LIVING, INC.

                               INDEMNITY AGREEMENT


          This Indemnity Agreement is made as of _________________, 199__ by and between Regent Assisted Living, Inc., an Oregon corporation (the "Company"), and ___________________ ("Indemnitee"), a director of the Company.

                                    RECITALS

     A. It is essential to the Company to retain and attract as directors the most capable persons available.

     B. Corporate litigation subjects directors to expensive litigation risks at the same time that adequate coverage of directors' and officers' liability insurance may be unavailable.

     C. The Restated Articles of Incorporation of the Company (the "Articles") require indemnification of the directors of the Company to the fullest extent not prohibited by law. The Articles and the Oregon Business Corporation Act, as amended (the "Act"), expressly provide that the indemnification provisions set forth in the Act are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board of Directors with respect to indemnification of directors.

     D. Indemnitee does not regard the protection available under the Company's Articles and insurance adequate in the present circumstances, and may not be willing to serve as a director without adequate protection, and the Company desires Indemnitee to serve in such capacity.

                                    AGREEMENT

          NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Agreement to Serve. Indemnitee agrees to serve or continue to serve as a director of the Company for so long as Indemnitee is duly elected or appointed or until such time as Indemnitee tenders a resignation in writing.

     2. Definitions. As used in this Agreement:

          (a) The term "Proceeding" includes any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Company or
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otherwise, whether of a civil, criminal, administrative or investigative nature, and whether formal or informal, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in that capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

          (b) The term "Expenses" includes, without limitation, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by Indemnitee, attorneys' fees and disbursements and any expenses of establishing a right to indemnification under Section 7 of this Agreement, but shall not include the amount of judgments or fines against Indemnitee.

          (c) References to "other enterprises" include employee benefit plans; references to "fines" include any excise tax assessed with respect to any employee benefit plan; references to "serving at the Company's request" include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, that director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

     3. Indemnity in Third-Party Proceedings. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments and fines actually and reasonably incurred by Indemnitee in connection with the Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that Indemnitee's conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, and with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

          Pursuant to this Agreement, the Company specifically will, and hereby does, indemnify, to the fullest extent permitted by law, Indemnitee against any and all losses, claims, damages, liabilities and expenses, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), to which Indemnitee

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
may become subject, as a result of serving as a director of the Company, under the Securities Act of 1933, as amended, or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, and to reimburse Indemnitee for any legal or other expenses incurred by Indemnitee in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact regarding the Company, or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4. Indemnity in Proceedings By or In the Right of the Company. The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of the Proceeding, but only if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable for negligence or misconduct in the performance of Indemnitee's duty to the Company, unless and only to the extent that any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity.

     5. Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

     6. Advances of Expenses. The Expenses incurred by Indemnitee pursuant to Sections 3, 4 and 8 in any Proceeding shall be paid by the Company in advance upon Indemnitee's written request, if Indemnitee (i) shall undertake to repay such amount to the extent it is ultimately determined by a court that Indemnitee is not entitled to be indemnified by the Company and (ii) shall furnish the Company a written affirmation of the Indemnitee's good faith belief that Indemnitee is entitled to be indemnified by the Company under this Agreement. Such advances shall be made without regard to Indemnitee's ability to repay such expenses.

     7. Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification or advances of expenses under Section 3, 4, 6 or 8 shall be made no later than 45 days after receipt of Indemnitee's written request, unless

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
a determination is made within that 45-day period by (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, or (b) independent legal counsel in a written opinion (which counsel shall be appointed if a quorum is not obtainable), that the Indemnitee has not met the relevant standards for indemnification set forth in Section 3, 4 or 8 or an exclusion set forth in Section 9 is applicable.

          The right to indemnification or advances of expenses as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification or advances are not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors or independent legal counsel) to have made a determination, before the commencement of such action, that indemnification or advances are proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's expenses incurred in connection with successfully establishing Indemnitee's right to indemnification or advances of expenses, in whole or in part, in any such Proceeding shall also be indemnified by the Company.

     8. Additional Indemnification.

          (a) Notwithstanding any limitation in Section 3 or 4, the Company shall indemnify Indemnitee in accordance with the provisions of this Section 8(a) to the fullest extent permitted by law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) involving a claim against Indemnitee for breach of fiduciary duty by Indemnitee against all Expenses, judgments and fines actually and reasonably incurred by Indemnitee in connection with the Proceeding, provided that no indemnity shall be made under this Section 8(a) on account of Indemnitee's conduct which constitutes a breach of Indemnitee's duty of loyalty to the Company or its shareholders, is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law, or with respect to an unlawful distribution under ORS 60.367.

          (b) Notwithstanding any limitation in Section 3, 4 or 8(a), the Company shall indemnify Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments and fines actually and reasonably incurred by Indemnitee in connection with the Proceeding to the fullest extent permitted by the Act, including the nonexclusivity provision of ORS 60.414(1) and any successor provision and including any amendments to the Act adopted after the date hereof that may increase the extent to which a corporation may indemnify its directors.

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
          (c) The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles, Bylaws, any other agreement, any vote of shareholders or directors, the Act or otherwise, both as to action in Indemnitee's official capacity or as to action in another capacity while holding that office. The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a director and shall inure to the benefit of Indemnitee's heirs and personal representatives.

     9. Exclusions. Notwithstanding any provision in this Agreement, the Company shall not be obligated to make any indemnification or advances of expenses in connection with any claim made against Indemnitee:

          (a) For which payment is required to be made to or on behalf of Indemnitee under any insurance policy, except with respect to any excess beyond the amount of required payment under such policy, unless payment under such insurance policy is not made after reasonable effort by Indemnitee to obtain payment. The Company shall be subrogated with respect to any other rights of Indemnitee with respect to any payment made by the Company or on behalf of the Company under this Agreement;

          (b) For any transaction from which Indemnitee derived an improper personal benefit; or

          (c) For an accounting of profits made from the purchase and sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory law or common law.

     10. Partial Indemnification. If Indemnitee is entitled under any provisions of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments and fines actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of those Expenses, judgments or fines to which Indemnitee is entitled.

     11. Severability. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to Expenses, judgments and fines with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

     12. Notices. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give the Company written notice as soon as practicable of any claim made against Indemnitee for which indemnity will or could be

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
sought under this Agreement. Notice to the Company shall be directed to Regent Assisted Living, Inc., 121 S.W. Morrison, Suite 1000, Portland, Oregon 97204,
Attention: Secretary (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by prepaid mail, properly addressed. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

     13. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

     15. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon.

          IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the date set forth above.


                                    REGENT ASSISTED LIVING, INC.


                                    By:
                                        ---------------------------------------



                                   INDEMNITEE



                                   --------------------------------------------


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